Exhibit 4.3

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDNACE WITH THE TERMS HEREOF AND OF THE INDENTURE, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR TO THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.

CUSIP: 744330 AB7

ISIN: US744330AB76

PRUDENTIAL FUNDING (ASIA) LIMITED

3.625% NOTES DUE 2032

Prudential Funding (Asia) PLC, a public limited company duly organized and existing under the laws of England and Wales (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of           DOLLARS, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on March 24, 2032 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon, from September 24, 2022, or from the most recent date to which interest has been paid or duly provided for, at the interest rate set forth in the Indenture to, but excluding, the relevant Interest Payment Date (as defined below), until the Maturity Date or earlier redemption.

Interest on this Note will be payable semi-annually in arrears on March 24 and September 24 of each year, commencing on March 24, 2023, to Holders of record on the immediately preceding March 9 or September 9, respectively. Unless previously redeemed in full prior to such time, on the Maturity Date, the Issuer will repay this Note at its principal amount, together with accrued and unpaid interest on this Note to, but excluding, the Maturity Date, and any Additional Amounts thereon.

Principal of, premium, if any, and interest on this Note will be payable, and this Note will be exchangeable and transferable, at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled to it as shown on the Security Register.

Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Senior Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: March 2, 2023

Prudential Funding (Asia) PLC

By:
Name:
Title:

SENIOR TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: March 2, 2023

CITIBANK, N.A., as Senior Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Issuer designated as its “3.625% Notes due 2032” (herein sometimes referred to as the “Notes”), initially issued in the aggregate principal amount of $                    , issued under and pursuant to a Senior Indenture, dated as of April 14, 2020 (the “Base Indenture”), duly executed and delivered by and between Prudential plc, as issuer, and Citibank, N.A., as senior trustee (the “Senior Trustee”), as supplemented by the Second Supplemental Indenture, dated as of March 24, 2022, duly executed and delivered by and between Prudential plc, as issuer, and the Senior Trustee (the “Second Supplemental Indenture”) (such Base Indenture as amended and supplemented by the First Supplemental Indenture, dated as of April 14, 2020, duly executed and delivered by and between Prudential plc, as issuer, and the Senior Trustee, the Second Supplemental Indenture and the Third Supplemental Indenture, dated as of March 2, 2023, duly executed and delivered by and among the Issuer, Prudential plc as former issuer and guarantor (the “Guarantor”) and the Senior Trustee, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Senior Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Pursuant to the Indenture as supplemented by the Third Supplemental Indenture, and subject to the terms thereof, Prudential plc has guaranteed the obligations of the Issuer hereunder

The Notes are issuable only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Prior to December 24, 2031 (three months prior to the Maturity Date) (the "Par Call Date"), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon and Additional Amounts, if any, to the Redemption Date.

The Notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, at any time upon the occurrence of a Tax Event. In a redemption of Notes following the occurrence of a Tax Event, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Redemption Date, and any Additional Amounts thereon.

There is no collateral support with respect to the Notes, and the Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes at any time by the Issuer and the Senior Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Senior Trustee or at such other office or agency of the Issuer as may be designated by it for such purpose in the Borough of Manhattan, the City of New York (which shall initially be an office or agency of the Senior Trustee), or at such other offices or agencies as the Issuer may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Issuer, the Senior Trustee and any agent of the Issuer or the Senior Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and none of the Issuer, the Senior Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or the Guarantor or any successor entity thereof, either directly or through the Issuer or the Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

The Second Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint _______ agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Senior Trustee	Date

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